                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of Surburban Lodges of America, Inc. on Form S-1 of our report on the combined financial statements and the combined financial statement schedule of Suburban Lodges of America, Inc. and Other Merger Entities dated March 17, 1996 (April 9, 1996 as to Note
11), appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the headings "Selected Financial Information" and "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP
- -------------------------
Deloitte & Touche LLP

Atlanta, Georgia
May 5, 1996

                                                                   EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of Surburban Lodges of America, Inc. on Form S-1 of our report on the financial statements of Gulf Coast Associates, Ltd. d/b/a Suburban Lodge of Forest Park dated March 26, 1996, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the headings "Selected Financial Information" and "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP
- -------------------------
Deloitte & Touche LLP

Atlanta, Georgia
May 5, 1996